Exhibit 99.1

Zscaler Reports Third Quarter Fiscal 2023 Financial Results
Third Quarter Highlights
•Revenue grows 46% year-over-year to $418.8 million
•Calculated billings grows 40% year-over-year to $482.3 million
•Deferred revenue grows 44% year-over-year to $1,175.4 million
•GAAP net loss of $46.0 million compared to GAAP net loss of $101.4 million on a year-over-year basis
•Non-GAAP net income of $74.6 million compared to non-GAAP net income of $24.7 million on a year-over-year basis
SAN JOSE, California - June 1, 2023 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its third quarter of fiscal year 2023, ended April 30, 2023.
"The business value delivered by our Zero Trust security platform is continuing to drive customer adoption across all sectors globally, leading to another quarter of strong growth. On a year-over-year basis, we delivered 46% revenue growth, 40% billings growth, and 135% operating profit growth, all exceeding our guidance from last quarter”, said Jay Chaudhry, Chairman and CEO of Zscaler. "We believe our highly-scalable, extensible platform enables customers to dramatically elevate their security posture, reduce IT complexity and increase employee productivity, providing a competitive advantage to our customers and helping to ensure their business success in this uncertain macroeconomic environment."

Third Quarter Fiscal 2023 Financial Highlights
•Revenue: $418.8 million, an increase of 46% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $55.7 million, or 13% of revenue, compared to $86.6 million, or 30% of revenue, in the third quarter of fiscal 2022. Non-GAAP income from operations was $63.9 million, or 15% of revenue, compared to $27.2 million, or 9% of revenue, in the third quarter of fiscal 2022.
•Net income (loss): GAAP net loss was $46.0 million, compared to $101.4 million in the third quarter of fiscal 2022. Non-GAAP net income was $74.6 million, compared to $24.7 million in the third quarter of fiscal 2022.
•Net income (loss) per share: GAAP net loss per share was $0.32, compared to $0.72 in the third quarter of fiscal 2022. Non-GAAP net income per share was $0.48, compared to $0.17 in the third quarter of fiscal 2022.
•Cash flow: Cash provided by operations was $108.5 million, or 26% of revenue, compared to $77.2 million, or 27% of revenue, in the third quarter of fiscal 2022. Free cash flow was $73.9 million, or 18% of revenue, compared to $43.7 million, or 15% of revenue, in the third quarter of fiscal 2022.
•Deferred revenue: $1,175.4 million as of April 30, 2023, an increase of 44% year-over-year.
•Cash, cash equivalents and short-term investments: $1,968.4 million as of April 30, 2023, an increase of $237.1 million from July 31, 2022.

Recent Business Highlights
•Announced the appointment of Syam Nair as Chief Technology Officer and EVP of Research and Development. Nair joined the company in May 2023 and is responsible for driving the research and development engines to expand Zscaler’s Zero Trust Exchange platform, accelerate AI/ML innovations, and further scale the largest security cloud in the world.

•Announced the appointment of Karl Soderlund as Senior Vice President, Worldwide Partners, and Alliances. In this role, Soderlund is responsible for elevating and modernizing the Zscaler partner program by developing and executing a competitive go-to-market strategy and leading a world-class channel team.

•Launched advanced AI-powered insights for Zscaler Digital Experience (ZDX™) to provide IT operations and service desk teams with improved diagnostics and remediation. This innovation helps to ensure flawless digital experiences for employees and accelerate the IT troubleshooting process to reduce remediation time from hours, days, or weeks to a few minutes.

•Integrated data loss prevention (DLP) and ThreatLabz threat intelligence with Zscaler Posture Control to make it the only cloud native application protection platform (CNAPP) that delivers an accurate cloud risk view by correlating risk impact and likelihood using Zscaler sensitive data discovery and security signals.

•Announced Zscaler was again recognized as a Leader in the 2023 Gartner Magic Quadrant for Security Service Edge (SSE) for the second consecutive year following 10 consecutive years as Leader in the Gartner Secure Web Gateways (SWG) Magic Quadrant.

•Released findings of Zscaler's 2023 ThreatLabz Phishing Report which views 12 months of global phishing data from the world’s largest in-line security cloud to identify the latest trends, emerging tactics, and the industries and regions that are most impacted by phishing attacks. Overall, phishing attacks around the world rose nearly 50% in 2022 compared to 2021.

Recently Issued Accounting Pronouncements
Effective August 1, 2022, the beginning of our fiscal year ending July 31, 2023, we adopted Accounting Standards Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (ASU 2020-06), using the modified retrospective transition method. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of our convertible senior notes, which will be amortized as interest expense. Additionally, ASU 2020-06 amended the calculation of diluted earnings per share for certain convertible debt instruments, eliminating the treasury stock method and requiring the use of the if-converted method to compute the underlying potentially diluted shares. Accordingly, to account for the potentially diluted shares related to our convertible senior notes, we are required to add back the non-GAAP interest expense related to the convertible senior notes to our non-GAAP net income and include approximately 7.63 million shares related to our convertible senior notes beginning in our first quarter of fiscal year 2023.

Financial Outlook
For the fourth quarter of fiscal 2023, we expect:
•Revenue of $429 million to $431 million
•Non-GAAP income from operations of $69 million to $70 million
•Non-GAAP net income per share of approximately $0.49, assuming approximately 157 million fully diluted shares outstanding using the "if-converted" method for our convertible senior notes
For the full year fiscal 2023, we expect:
•Revenue of approximately $1.591 billion to $1.593 billion
•Calculated billings of $1.974 billion to $1.978 billion
•Non-GAAP income from operations of $224 million to $225 million
•Non-GAAP net income per share of $1.63 to $1.64, assuming approximately 156 million fully diluted shares outstanding using the "if-converted" method for our convertible senior notes
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. As a result of the adoption of ASU 2020-06 on August 1, 2022, guidance for non-GAAP net income per share uses the if-converted method to calculate the potentially diluted shares related to the convertible senior notes. Accordingly, we are required to add back the non-GAAP interest expense related to the convertible senior notes to our non-GAAP net income and include approximately 7.63 million shares related to our convertible senior notes. Additionally, we include the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

In the third quarter of fiscal 2023, we updated our definition of non-GAAP income from operations to include restructuring and other charges.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its third quarter of fiscal 2023 and outlook for its fourth quarter of fiscal 2023 and full year fiscal 2023 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, June 1, 2023
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:
To join by phone, register at the following link (https://register.vevent.com/register/BI6f383ee7eb99419bbaf4c735a7ddf66a). After registering, you will be provided with a dial-in number and personal PIN required to join the call.

Upcoming Conferences
Fourth quarter of fiscal 2023 investor conference participation schedule:

•Bank of America Global Tech Conference in San Francisco
Wednesday, June 7, 2023

•Cantor Security and Infrastructure Conference
Friday, June 9, 2023

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the fourth quarter of fiscal 2023 and full year fiscal 2023. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, including the ongoing effects of inflation, geopolitical events and the COVID-19 pandemic on our business, operations and financial results and the economy in general; the uncertainty about the raising of the U.S. federal government debt limit and the impact of a government default or shut-down; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2023 filed on March 8, 2023 and our Annual Report on Form 10-K for the fiscal year ended

July 31, 2022 filed on September 15, 2022, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Revenue	$418,800	$286,807	$1,161,946	$772,887
Cost of revenue (1) (2)	95,849	64,022	260,150	173,974
Gross profit	322,951	222,785	901,796	598,913
Operating expenses:
Sales and marketing (1) (2)	236,273	192,132	701,054	520,991
Research and development (1) (2)	92,637	76,578	253,348	210,989
General and administrative (1)	43,486	40,672	131,164	111,833
Restructuring and other charges (1)	6,301	—	6,301	—
Total operating expenses	378,697	309,382	1,091,867	843,813
Loss from operations	(55,746)	(86,597)	(190,071)	(244,900)
Interest income	18,577	949	39,111	1,979
Interest expense (3) (4)	(1,383)	(14,246)	(4,047)	(42,121)
Other expense, net	(809)	(2,001)	(1,531)	(3,434)
Loss before income taxes	(39,361)	(101,895)	(156,538)	(288,476)
Provision (benefit) for income taxes	6,685	(490)	15,123	4,150
Net loss	$(46,046)	$(101,405)	$(171,661)	$(292,626)
Net loss per share, basic and diluted	$(0.32)	$(0.72)	$(1.19)	$(2.08)
Weighted-average shares used in computing net loss per share, basic and diluted	145,354	141,422	144,442	140,403
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$10,025	$6,511	$28,281	$17,596
Sales and marketing	51,417	53,576	162,099	144,706
Research and development	31,796	31,366	86,409	89,936
General and administrative	17,112	20,113	53,715	59,467
Restructuring and other charges	1,036	—	1,036	—
Total	$111,386	$111,566	$331,540	$311,705
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$2,695	$1,980	$6,809	$6,036
Sales and marketing	200	178	556	526
Research and development	80	80	713	133
Total	$2,975	$2,238	$8,078	$6,695

(3) Includes amortization of debt discount and issuance costs as follows (4):	$974	$13,887	$2,919	$41,043
(4) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the convertible senior notes, which will be recognized as interest expense.

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	April 30,	July 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,275,297	$1,013,210
Short-term investments	693,110	718,129
Accounts receivable, net	376,339	399,745
Deferred contract acquisition costs	103,896	86,210
Prepaid expenses and other current assets	78,608	39,353
Total current assets	2,527,250	2,256,647
Property and equipment, net	222,801	160,633
Operating lease right-of-use assets	68,526	72,357
Deferred contract acquisition costs, noncurrent	232,304	210,792
Acquired intangible assets, net	28,841	31,819
Goodwill	89,192	78,547
Other noncurrent assets	31,798	21,870
Total assets	$3,200,712	$2,832,665

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,783	$26,154
Accrued expenses and other current liabilities	51,209	46,496
Accrued compensation	123,195	111,948
Deferred revenue	1,058,901	923,749
Operating lease liabilities	31,054	26,100
Total current liabilities	1,289,142	1,134,447
Convertible senior notes, net (1)	1,140,840	968,674
Deferred revenue, noncurrent	116,472	97,374
Operating lease liabilities, noncurrent	42,884	50,948
Other noncurrent liabilities	10,100	7,922
Total liabilities	2,599,438	2,259,365
Stockholders’ Equity
Common stock	146	143
Additional paid-in capital	1,660,930	1,590,885
Accumulated other comprehensive loss	(102)	(25,850)
Accumulated deficit	(1,059,700)	(991,878)
Total stockholders’ equity	601,274	573,300
Total liabilities and stockholders’ equity	$3,200,712	$2,832,665
_________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of our convertible senior notes, which will be recognized as interest expense.

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	April 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(171,661)	$(292,626)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	39,769	29,437
Amortization expense of acquired intangible assets	8,078	6,695
Amortization of deferred contract acquisition costs	71,368	48,793
Amortization of debt discount and issuance costs (1)	2,919	41,043
Non-cash operating lease costs	23,320	18,988
Stock-based compensation expense	322,730	294,745
Amortization (accretion) of investments purchased at a premium (discount)	(3,389)	5,942
Deferred income taxes	158	(521)
Other	(2,087)	649
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	23,005	(15,449)
Deferred contract acquisition costs	(110,566)	(99,062)
Prepaid expenses, other current and noncurrent assets	(29,605)	(10,354)
Accounts payable	(4,079)	2,966
Accrued expenses, other current and noncurrent liabilities	14,861	10,150
Accrued compensation	10,933	9,056
Deferred revenue	154,256	188,595
Operating lease liabilities	(23,603)	(20,273)
Net cash provided by operating activities	326,407	218,774
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(70,127)	(48,046)
Capitalized internal-use software	(23,962)	(14,167)
Payments for business acquisitions, net of cash acquired	(15,643)	(380)
Purchase of strategic investments	(2,200)	—
Purchases of short-term investments	(740,239)	(810,111)
Proceeds from maturities of short-term investments	748,166	955,279
Proceeds from sale of short-term investments	25,083	—
Net cash provided by (used in) investing activities	(78,922)	82,575
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,194	6,190
Proceeds from issuance of common stock under the employee stock purchase plan	11,410	11,509
Payment of deferred consideration related to business acquisitions	—	(50)
Other	(2)	(3)
Net cash provided by financing activities	14,602	17,646
Net increase in cash and cash equivalents	262,087	318,995
Cash and cash equivalents at beginning of period	1,013,210	275,898
Cash and cash equivalents at end of period	$1,275,297	$594,893
_________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the convertible senior notes, which will be recognized as interest expense.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022

Revenue	$418,800	$286,807	$1,161,946	$772,887

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$322,951	$222,785	$901,796	$598,913
Add: Stock-based compensation expense and related payroll taxes	10,025	6,511	28,281	17,596
Add: Amortization expense of acquired intangible assets	2,695	1,980	6,809	6,036
Non-GAAP gross profit	$335,671	$231,276	$936,886	$622,545
GAAP gross margin	77%	78%	78%	77%
Non-GAAP gross margin	80%	81%	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(55,746)	$(86,597)	$(190,071)	$(244,900)
Add: Stock-based compensation expense and related payroll taxes (1)	111,386	111,566	331,540	311,705
Add: Amortization expense of acquired intangible assets	2,975	2,238	8,078	6,695
Add: Restructuring and other charges, excluding stock-based compensation expense (1)	5,265	—	5,265	—
Non-GAAP income from operations	$63,880	$27,207	$154,812	$73,500
GAAP operating margin	(13)%	(30)%	(16)%	(32)%
Non-GAAP operating margin	15%	9%	13%	10%

(1) In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million, which is included in stock-based compensation expense and related payroll taxes.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine months ended
	April 30,		April 30,
	2023	2022	2023	2022
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(46,046)	$(101,405)	$(171,661)	$(292,626)
Stock-based compensation expense and related payroll taxes (1)	111,386	111,566	331,540	311,705
Amortization expense of acquired intangible assets	2,975	2,238	8,078	6,695
Restructuring and other charges, excluding stock-based compensation expense (1)	5,265	—	5,265	—
Amortization of debt discount and issuance costs (2)	974	13,887	2,919	41,043
Benefit for income taxes (3)	—	(1,554)	—	(1,915)
Non-GAAP net income	$74,554	$24,732	$176,141	$64,902

Add: Non-GAAP interest expense (2)	359	—	1,078	—
Numerator used in computing non-GAAP net income per share, diluted	$74,913	$24,732	$177,219	$64,902

GAAP net loss per share, diluted	$(0.32)	$(0.72)	$(1.19)	$(2.08)
Stock-based compensation expense and related payroll taxes (1)	0.72	0.76	2.13	2.11
Amortization expense of acquired intangible assets	0.02	0.02	0.05	0.05
Restructuring and other charges, excluding stock-based compensation expense (1)	0.03	—	0.03	—
Amortization of debt discount and issuance costs	0.01	0.09	0.02	0.28
Benefit for income taxes (3)	—	(0.01)	—	(0.01)
Non-GAAP interest expense (2)	—	—	0.01	—
Adjustment to total fully diluted earnings per share (4)	0.02	0.03	0.09	0.09
Non-GAAP net income per share, diluted (2)	$0.48	$0.17	$1.14	$0.44

Weighted-average shares used in computing GAAP net loss per share, diluted	145,354	141,422	144,442	140,403
Add: Outstanding equity incentive awards	2,492	5,493	3,249	6,798
Add: Convertible senior notes (2)	7,626	2,740	7,626	3,377
Less: Antidilutive impact of capped call transactions (5)	—	(2,740)	—	(2,704)
Weighted-average shares used in computing non-GAAP net income per share, diluted (2)	155,472	146,915	155,317	147,874
___________

(1) In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million, which is included in stock-based compensation expense and related payroll taxes.

(2) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the convertible senior notes, which will be recognized as interest expense. Additionally, this standard amended the calculation of diluted earnings per share for certain convertible debt instruments, eliminating the treasury stock method and requiring the use of the if-converted method to compute the underlying potentially diluted shares. Accordingly, to account for the potentially diluted shares related to the convertible senior notes, we are required to add back the non-GAAP interest expense related to the convertible senior notes to our non-GAAP net income and include approximately 7.63 million shares related to the convertible senior notes beginning in our first quarter of fiscal year 2023.

(3) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented.

(4) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differing from the weighted-average shares used in computing the non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(5) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. No antidilutive impact was reflected in the three and nine months ended April 30, 2023, as the average stock price of our common stock during such periods was lower than the capped calls’ exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Calculated billings
Revenue	$418,800	$286,807	$1,161,946	$772,887
Add: Total deferred revenue, end of period	1,175,373	818,743	1,175,373	818,743
Less: Total deferred revenue, beginning of period	(1,111,880)	(759,931)	(1,021,123)	(630,601)
Calculated billings	$482,293	$345,619	$1,316,196	$961,029

Free cash flow
Net cash provided by operating activities	$108,469	$77,241	$326,407	$218,774
Less: Purchases of property, equipment and other assets	(26,244)	(27,604)	(70,127)	(48,046)
Less: Capitalized internal-use software	(8,339)	(5,892)	(23,962)	(14,167)
Free cash flow	$73,886	$43,745	$232,318	$156,561

Free cash flow margin
Net cash provided by operating activities, as a percentage of revenue	26%	27%	28%	28%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(6)%	(10)%	(6)%	(6)%
Less: Capitalized internal-use software, as a percentage of revenue	(2)%	(2)%	(2)%	(2)%
Free cash flow margin	18%	15%	20%	20%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance. Amortization of debt discount and issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt discount and issuance costs, and income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.